UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2007

Hines Real Estate Investment Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On June 21, 2007, Hines Interests Limited Partnership ("Hines"), the sponsor of Hines Real Estate Investment Trust, Inc. ("Hines REIT"), issued a press release relating to the acquisition of Charlotte Plaza, an office property in Charlotte, North Carolina, by an indirect subsidiary of Hines-Sumisei U.S. Core Office Fund, L.P. (the "Core Fund"). A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01 Other Events.

On June 20, 2007, an indirect subsidiary of the Core Fund acquired Charlotte Plaza, a 27-story office building located at 201 South College Street in downtown Charlotte, North Carolina. Charlotte Plaza was constructed in 1981 and contains 625,026 square feet of rentable area that is approximately 98% leased. The contract purchase price for Charlotte Plaza was $175.5 million, exclusive of transaction costs, financing fees and working capital reserves.

The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States that Hines believes are desirable long-term "core" holdings. As a result of this acquisition, the Core Fund now holds interests in a portfolio of 22 office properties throughout the U.S. The Core Fund is an affiliate of Hines and of Jeffrey C. Hines, Chairman of Hines REIT’s Board of Directors. The Operating Partnership, a subsidiary of Hines REIT, owned an approximate 30% interest in the Core Fund as of the date of this acquisition.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

June 21, 2007	By:	/s/ Frank R. Apollo

Name: Frank R. Apollo
Title: Chief Accounting Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Hines dated June 21, 2007